Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Comtex News Network, Inc.

We consent to the incorporation by reference in the registration statements (Nos. 333-103217, 333-102297, 333-62716, 333-96265, 333-42395, and 333-37057) on Form S-8 of Comtex News Network, Inc. of our report dated August 25, 2006, relating to the consolidated financial statements which report appears in the June 30, 2006 Annual Report on Form 10-K of Comtex News Network, Inc.

/s/ GOLDSTEIN GOLUB KESSLER LLP

New York, New York
September 28, 2006